UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009
THE WALKING COMPANY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22963	52-1868665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Gray Avenue, Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 963-8727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed, since last report)

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of certain actions we took in connection with our voluntary delisting from NASDAQ, we received a NASDAQ Staff Deficiency Letter on March 20, 2009 indicating that we now fail to comply with the audit committee requirements set forth in Marketplace Rule 4350(d)(2), which requires a listed company to have an audit committee composed of at least three independent directors.

The deficiency results from our plan, as a cost-savings measure, to delist our stock from NASDAQ and deregister under the Securities Exchange Act, such that we will no longer file public statements with the SEC.  Since we will no longer be a reporting company to the SEC, we decided to reduce the size of our Board of Directors. As a result of those resignations which were announced in early March, we had only one remaining audit committee member, David Walsh, and we were not in compliance with the Marketplace Rule 4350(d)(2), referred to above.

Item 7.01 Regulation FD Disclosure.

On March 27, 2009, we issued a press release about our receipt of the NASDAQ Staff Deficiency Letter. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information in the press release is not to be deemed “filed” for purposes of the Securities Exchange Act of 1934 and is not incorporated by reference in any registration statement under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release regarding Notice of Non-Compliance with NASDAQ Marketplace Rule 4350, as a result of voluntary delisting from the NASDAQ, issued on March 27, 2009 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALKING COMPANY HOLDINGS, INC.

Dated: April 1, 2009	By:	/s/ Anthony J. Wall
Anthony J. Wall, Secretary